EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-45788, 33-48972, 33-55487, 333-49557, 333-83509, 333-87637, 333-95135, 333-56546, 333-81360 and 333-107457) of Tellabs, Inc. of our report dated January 21, 2004, with respect to the consolidated financial statements and schedule of Tellabs, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended January 2, 2004.

/s/ Ernst & Young LLP

Chicago, Illinois
March 12, 2004